UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 20, 2006
Hines Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

000-50805 (Commission File Number)	20-0138854 (IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas (Address of Principal Executive Offices)	77056-6118 (Zip Code)
(888) 220-6121
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Soliciting Dealer Agreement
     On July 20, 2006, Hines Real Estate Investment Trust, Inc. (“Hines REIT”), Hines Real Estate Securities, Inc. (the “Dealer Manager”), Hines Advisors Limited Partnership (the “Advisor”) and Ameriprise Financial Services, Inc. (“Ameriprise”) entered into a soliciting dealer agreement (the “Soliciting Dealer Agreement”) pursuant to which Ameriprise has been appointed as a soliciting dealer to solicit subscriptions for shares of common stock in connection with Hines REIT’s current public offering (the “Offering”). Hines REIT, the Dealer Manager and the Advisor are affiliates of Hines Interests Limited Partnership (“Hines”), the sponsor of Hines REIT, and of Jeffrey C. Hines, the Chairman of the Board of Directors of Hines REIT (the “Board”).
     Pursuant to the terms of the Soliciting Dealer Agreement, the Dealer Manager generally will (i) pay Ameriprise a selling commission equal to 7.0% of the gross selling price of each share for which a sale is completed with respect to shares offered and sold by Ameriprise; (ii) pay Ameriprise a marketing contribution equal to 1.5% of the gross selling price of each share for which a sale is completed with respect to Shares offered and sold by Ameriprise; and (iii) reimburse Ameriprise all bona fide due diligence investigation expenses incurred by Ameriprise in connection with the Offering up to one-half percent (0.5%) of the gross selling price of each share offered and sold by Ameriprise.
     Subject to certain limitations set forth in the Soliciting Dealer Agreement, Hines REIT, the Dealer Manager and the Advisor, jointly and severally, agree to indemnify, defend and hold harmless Ameriprise and each person, if any, who controls Ameriprise within the meaning of the Securities Act of 1933, as amended, against losses, liability, claims, damages and expenses caused by certain untrue or alleged untrue statements, or omissions or alleged omissions of material fact made in connection with the offering or in certain SEC filings and certain other public statements or the breach by Hines REIT, the Dealer Manager or the Advisor or any employee or agent acting on their behalf, of any of the representations, warranties, covenants, terms and conditions of the Soliciting Dealer Agreement. In addition, Hines separately agreed to provide a limited indemnification to Ameriprise of these matters on a joint and several basis with the other entities. However, Hines REIT has agreed to indemnify and reimburse Hines under certain circumstances for any amounts Hines is required to pay pursuant to this indemnification.
     The Advisor manages and performs Hines REIT’s day-to-day operations under an advisory agreement pursuant to which Hines REIT pays the Advisor certain fees and reimburses certain of its expenses. The Dealer Manager manages Hines REIT’s current public offering.

Item 8.01. Other Events.
     On July 26, 2006, the Board declared a distribution for August 2006 in the amount of $0.00170959 per share, per day. The distribution is declared as of daily record dates throughout the month of August and will be aggregated and paid in cash in October 2006.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
July 26, 2006	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer